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[KOHRMAN JACKSON & KRANTZ LETTERHEAD]



                                                                     Exhibit 5.1






                             [FORM OF LEGAL OPINION]



____________, 1999


Liberty Self-Stor, Inc.
8500 Station Street, Suite 100
Mentor, Ohio 44060


         RE:      ISSUANCE OF SHARES OF COMMON STOCK BY LIBERTY SELF-STOR, INC.

Dear Sir or Madam:

     We have acted as counsel to Liberty Self-Stor, Inc., a Maryland corporation ("Liberty"), in connection with the issuance of 3,031,618 shares of its common stock, par value $0.001 per share (the "Shares"), in connection with the merger between Liberty and Meridian Point Realty Trust '83, a self-liquidating, finite-life California business trust ("Meridian"). Liberty has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares to be issued in connection with the merger (the "Registration Statement"). We are delivering this opinion at the request of Liberty.

     In connection herewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Articles of Incorporation and the Bylaws of Liberty; (ii) the Agreement and Plan of Merger by and among Meridian, Liberty Self-Stor Limited Partnership, a Maryland limited partnership, and Liberty (the "Agreement"); (iii) resolution of the Board of Directors of Liberty authorizing the issuance of the Shares; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinion contained herein (collectively, the "Documents").

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deemed appropriate as a basis for rendering the opinions expressed below. In addition, as to various questions of fact material to the opinions, we have relied on instruments and other certificates of public officials, representatives of Liberty, and such other persons as we deem appropriate, and upon documents, records and instruments furnished to us by Liberty, without independently checking or verifying the accuracy of such instruments, certificates, documents and records.





            One Cleveland,  Center, 20th Floor   1375 East Ninth Street
                           Cleveland, Ohio 44114-1793
                      Voice 216-696-8700    Fax 216-621 6536

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KOHRMAN JACKSON & KRANTZ P.L.L.

Liberty Self-Stor, Inc.
Page 2
______________, 1999

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, and subject to the receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective under the Securities Act and compliance with applicable state securities laws, we are of the opinion that the Shares to be issued by Liberty are duly and validly authorized and will, when issued in conformity with the terms of the Agreement as described in the Registration Statement, be validly issued, fully paid and non-assessable.

     The foregoing opinions are limited to matters of federal law and the laws of the State of Maryland. The information set forth herein is as of the date of this opinion letter, and we disclaim any undertaking to advise you of any changes which thereafter may be brought to our attention.

     We bring to your attention that Marc C. Krantz, a partner of this firm, is the Secretary of Meridian and Liberty, a trustee of Meridian and a director of Liberty.

     The opinion set forth herein is for the use and benefit of Liberty and its stockholders in connection with the transactions contemplated by the Registration Statement upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and are not to be quoted in whole or in part or otherwise referred to in any documents or instruments, or relied upon by any other person or entity, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

                                         Sincerely,

                                         KOHRMAN JACKSON & KRANTZ P.L.L.